PRESS RELEASE

FOR ADDITIONAL INFORMATION:
Investor Relations
David Lim
+1 844-632-1060
IR@univar.com

Univar Reports 2018 Third Quarter Financial Results

Third Quarter 2018 Highlights

•	Net income increased 27.5 percent to $49.6 million, compared to $38.9 million in the prior year third quarter. Year-to-date net income of $171.1 million increased 84.4 percent.

•
GAAP earnings per share increased 25.0 percent to $0.35 per share compared to $0.28 per share in the prior year third quarter. Adjusted earnings per share grew 11.1 percent to $0.40 per share from $0.36 per share.

•	Global sales grew 4.0 percent, or 6.2 percent currency neutral, despite an 8.8 percent decline in Canada. USA sales grew 8.5 percent.

•
Adjusted EBITDA grew 5.2 percent, or 8.2 percent currency neutral, to $157.0 million with double digit global growth, excluding a 23.8 percent decline in Canada. Adjusted EBITDA margin increased 10 basis points.

•	Leverage ratio reduced to 3.9x from 4.6x at September 30, 2017, reflecting growth in Adjusted EBITDA and a $361 million reduction in gross debt.

•	Announced signing of definitive agreement for highly synergistic acquisition of Nexeo Solutions.

DOWNERS GROVE, Ill. – November 6, 2018 – Univar Inc. (NYSE: UNVR) (“Univar”), a global chemical and ingredients distributor and provider of value-added services, announced today its financial results for the third quarter ended September 30, 2018.

“Our global execution continues to improve and our customers and supplier partners are recognizing the value that Univar brings,” said David Jukes, president and chief executive officer. "Whilst we have much work ahead of us, our USA transformation is solid and sustained, and we are encouraged by our progress to date. Our recently announced acquisition of Nexeo further enhances our capabilities and accelerates our ability to create significant value for our customers, supplier partners, employees and shareholders."

“Since we began to execute our strategic plan, we have delivered our 8th consecutive quarter of EBITDA growth. We are highly confident we have the right global growth programs in place to deliver superior value for our shareholders, despite some temporary challenges in our Canadian business."

"Our cost productivity continued to increase, and we used our strong operating cash flow to reduce debt and further strengthen our balance sheet,” added Carl Lukach, executive vice president and chief financial officer. “We look forward to successfully closing and integrating Nexeo into our growth plan."

Company Performance
The results of Univar's operating performance are described below and, unless otherwise indicated, are a comparison of third quarter 2018 results with third quarter 2017 results, including Adjusted EBITDA, which is reconciled to reported net income in the accompanying supplemental financial information.

	(Unaudited)
	Three months ended September 30,				% change
(in millions)	2018	2017	$ change	% change	excl. currency

External Net Sales
USA	$1,285.3	$1,185.0	$100.3	8.5%	8.5%
Canada	273.5	299.9	(26.4)	(8.8)%	(3.3)%
EMEA	472.4	456.9	15.5	3.4%	7.0%
Rest of World	99.5	106.9	(7.4)	(6.9)%	4.2%
Total Consolidated Net Sales	$2,130.7	$2,048.7	$82.0	4.0%	6.2%

Gross Profit
USA	$290.4	$273.4	$17.0	6.2%	6.2%
Canada	48.7	56.2	(7.5)	(13.3)%	(8.4)%
EMEA	107.9	102.9	5.0	4.9%	8.6%
Rest of World	21.7	22.3	(0.6)	(2.7)%	11.7%
Total Consolidated Gross Profit (1)	$468.7	$454.8	$13.9	3.1%	5.2%

Adjusted EBITDA
USA	$99.4	$90.4	$9.0	10.0%	10.0%
Canada	19.2	25.2	(6.0)	(23.8)%	(17.9)%
EMEA	35.6	30.9	4.7	15.2%	20.7%
Rest of World	9.1	9.3	(0.2)	(2.2)%	12.9%
Other (2)	(6.3)	(6.5)	0.2	3.1%	3.1%
Total Consolidated Adjusted EBITDA	$157.0	$149.3	$7.7	5.2%	8.2%

(1)	Gross profit is calculated by deducting cost of goods sold (exclusive of depreciation), from net sales.

(2)	Other represents unallocated corporate costs that do not directly benefit segments.

Segment Highlights

USA – Adjusted EBITDA increased 10.0 percent to $99.4 million, which was the seventh consecutive quarter of growth. USA segment sales grew 8.5 percent as a result of improved sales force execution, higher average selling prices and higher volumes. Gross profit grew 6.2 percent, reflecting another quarter of strong industrial market demand in bulk commodity chemicals. Adjusted EBITDA margin expanded 10 basis points to 7.7 percent as a result of strong operating leverage.

Canada – Solid double digit Adjusted EBITDA growth in the Eastern Canada industrial markets was more than offset by the absence of an expected recovery in the weather-impacted agriculture market and impact from a temporary but significant plant shutdown by a large customer in Western Canada. As a result, Adjusted EBITDA declined to $19.2 million from $25.2 million last year. Gross margin decreased 90 basis points to 17.8 percent while Adjusted EBITDA margin decreased 140 basis points to 7.0 percent.

EMEA – Adjusted EBITDA increased 15.2 percent, or 20.7 percent currency neutral, to $35.6 million due to double digit growth in Focused Industries, favorable mix and improved sales force execution. Gross margin increased 30 basis points to 22.8 percent and Adjusted EBITDA margin expanded 70 basis points to 7.5 percent, driven by sales force effectiveness, mix improvement and cost management.

Rest of World – Strong core performance, driven by growth in Brazil and increasing profitability in Asia Pacific operations, was offset by foreign exchange headwinds. Adjusted EBITDA grew 12.9 percent on a currency neutral basis, but fell 2.2 percent to $9.1 million on a reported basis, reflecting the change in foreign exchange rates. Gross margin increased 90 basis points to 21.8 percent and Adjusted EBITDA margin expanded 40 basis points to 9.1 percent due to changes in product mix and improved sales force effectiveness.

Outlook

While year-to-date Adjusted EBITDA grew 10.9 percent and Adjusted earnings per share grew 22.9 percent, the Company expects ongoing challenges in Canada and foreign exchange headwinds will likely dampen fourth quarter growth. In addition, while stable, the demand environment is exhibiting some softness in certain markets. As a result, the Company now expects fourth quarter Adjusted EBITDA to be essentially flat with last year's result.

The Company is revising its outlook for the full year to high single-digit Adjusted EBITDA growth and Adjusted earnings per share of approximately $1.60 per share (1), an increase of 15.1 percent from the prior year.

"We continue to advance our strategic growth plan to improve our sales force execution and business mix, expand digital capabilities, and optimize supply chain operations," said David Jukes, president and chief executive officer. "We are confident we have the right plan and the best people to deliver superior returns to our shareholders.”

(1) Refer to "Use of Non-GAAP Measures" for additional information on Adjusted earnings per share.

Univar to Host Webcast on November 6, 2018 at 9:00 a.m. EDT

The Company will host a webcast with investors to discuss the third quarter results at 9:00 a.m. ET on November 6, 2018, which can be accessed on the Investor Relations section of its website at http://investor.univar.com. Following the event, an archived version of the webcast and supporting materials will be available on the same website.

Gross Profit, Gross Margin, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income, Adjusted earnings per share

The Company monitors the results of its operating segments separately for the purposes of making decisions about resource allocation and performance assessment. The Company evaluates performance on the basis of gross profit, which it defines as net sales less cost of goods sold (exclusive of depreciation), gross margin, which it defines as gross profit divided by external net sales as well as Adjusted EBITDA, which it defines as its consolidated net income (loss), plus the sum of interest expense, net of interest income, income tax expense (benefit), depreciation, amortization, other operating expenses, net (which primarily consists of employee stock-based compensation expense, restructuring charges, other employee termination costs, business optimization, acquisition and integration related expenses, and other unusual or non-recurring expenses), loss on extinguishment of debt and other income (expense), net (which consists of gains (losses) on foreign currency transactions and undesignated derivative instruments, debt amendment costs, non-operating retirement benefits, and other non-operating activity). Adjusted EBITDA margin is Adjusted EBITDA as a percentage of net sales. Adjusted EBITDA conversion ratio is Adjusted EBITDA as a percentage of Gross Profit. The Company believes that Adjusted EBITDA is an important indicator of operating performance because:

•	The Company reports Adjusted EBITDA to its lenders as required under the covenants of its credit agreements;

•	The Company considers gains (losses) on the acquisition, disposal and impairment of assets as resulting from investing decisions rather than ongoing operations;

•
Adjusted EBITDA excludes the effects of income taxes, as well as the effects of financing and investing activities by eliminating the effects of interest, depreciation and amortization expenses and therefore more closely measures our operational performance;

•	The Company uses Adjusted EBITDA in setting performance incentive targets in order to align performance measurement with operational performance; and

•
Other significant items, while periodically affecting the Company’s results, may vary significantly from period to period and have a disproportionate effect in a given period, which affects comparability of its results.

The Company has incorporated an Adjusted net income and Adjusted earnings per share metric as a complementary metric to GAAP earnings per share to provide additional transparency to ongoing performance. Adjusted net income excludes the same items as Adjusted EBITDA, except for stock-based compensation expense and non-operating retirement benefits.

Use of Non-GAAP Measures

The Company’s management believes that certain financial measures that do not comply with accounting principles generally accepted in the United States (“GAAP”) provide relevant and meaningful information concerning the ongoing operating results of the Company. These financial measures include gross profit (exclusive of depreciation), gross margin (exclusive of depreciation), Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income and Adjusted earnings per share. Such non-GAAP financial measures are used from time to time herein but should not be viewed as a substitute for GAAP measures of performance. Reconciliations of non-GAAP measures to GAAP are provided in Schedules A and D.

The Company's management has provided Adjusted earnings per share guidance which excludes certain nonrecurring costs and expenses. While the Company expects that these nonrecurring costs and expenses will occur in the future, due to the uncertain nature and variability of these items, such as market changes affecting our defined benefit plans and foreign currency movements, it is not possible at this time, without unreasonable efforts, to estimate the amount or significance of these nonrecurring costs and expenses that may be included in projected GAAP earnings per share. The Company's management believes that these nonrecurring costs and expenses are not representative of the Company's underlying business performance and that Adjusted earnings per share provides the best estimate of future performance.

About Univar
Founded in 1924, Univar (NYSE: UNVR) is a global chemical and ingredients distributor and provider of value-added services, working with leading suppliers worldwide. Supported by a comprehensive team of sales and technical professionals with deep specialty and market expertise, Univar operates hundreds of distribution facilities throughout North America, Western Europe, Asia-Pacific and Latin America. Univar delivers tailored customer solutions through a broad product and services portfolio sustained by one of the most extensive industry distribution networks in the world. For more information, visit www.univar.com.

Forward-Looking Statements

This press release includes certain statements relating to future events and our intentions, beliefs, expectations, and predictions for the future which are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that the forward-looking information presented in this press release is not a guarantee of future events or results, and that actual events or results may differ materially from those made in or suggested by the forward-looking information contained in this press release. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “comfortable with,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Any forward-looking information presented herein is made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

###

Univar Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
(in millions, except per share data)	2018	2017	2018	2017
Net sales	$2,130.7	$2,048.7	$6,661.3	$6,294.5
Cost of goods sold (exclusive of depreciation)	1,662.0	1,593.9	5,205.5	4,933.9
Operating expenses:
Outbound freight and handling	82.7	74.8	248.5	217.7
Warehousing, selling and administrative	229.0	230.7	710.9	695.2
Other operating expenses, net	12.4	11.8	37.0	55.8
Depreciation	31.5	32.5	93.8	102.5
Amortization	13.5	16.8	40.7	50.0
Total operating expenses	$369.1	$366.6	$1,130.9	$1,121.2
Operating income	$99.6	$88.2	$324.9	$239.4
Other (expense) income:
Interest income	0.6	0.9	2.7	2.6
Interest expense	(32.8)	(39.3)	(101.8)	(112.6)
Loss on extinguishment of debt	—	—	—	(0.8)
Other income (expense), net	2.5	(4.4)	3.0	(20.4)
Total other expense	$(29.7)	$(42.8)	$(96.1)	$(131.2)
Income before income taxes	69.9	45.4	228.8	108.2
Income tax expense	20.3	6.5	57.7	15.4
Net income	$49.6	$38.9	$171.1	$92.8
Income per common share:
Basic	$0.35	$0.28	$1.21	$0.66
Diluted	0.35	0.28	1.20	0.66
Weighted average common shares outstanding:
Basic	141.2	140.4	141.1	140.0
Diluted	142.3	141.4	142.1	141.3

Univar Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

(in millions, except per share data)	September 30, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$85.9	$467.0
Trade accounts receivable, net	1,261.0	1,062.4
Inventories	843.6	839.5
Prepaid expenses and other current assets	164.8	149.6
Total current assets	$2,355.3	$2,518.5
Property, plant and equipment, net	960.7	1,003.0
Goodwill	1,807.1	1,818.4
Intangible assets, net	254.2	287.7
Deferred tax assets	20.7	22.8
Other assets	99.1	82.3
Total assets	$5,497.1	$5,732.7
Liabilities and stockholders’ equity
Current liabilities:
Short-term financing	$8.7	$13.4
Trade accounts payable	920.8	941.7
Current portion of long-term debt	57.3	62.0
Accrued compensation	91.1	100.7
Other accrued expenses	251.9	301.6
Total current liabilities	$1,329.8	$1,419.4
Long-term debt	2,543.7	2,820.0
Pension and other postretirement benefit liabilities	239.6	257.1
Deferred tax liabilities	49.9	35.4
Other long-term liabilities	103.4	110.7
Total liabilities	$4,266.4	$4,642.6
Stockholders’ equity:
Preferred stock, 200.0 million shares authorized at $0.01 par value with no shares issued or outstanding as of September 30, 2018 and December 31, 2017	$—	$—
Common stock, 2.0 billion shares authorized at $0.01 par value with 141.6 and 141.1 million shares issued and outstanding at September 30, 2018 and December 31, 2017, respectively	1.4	1.4
Additional paid-in capital	2,321.6	2,301.3
Accumulated deficit	(762.7)	(934.1)
Accumulated other comprehensive loss	(329.6)	(278.5)
Total stockholders’ equity	$1,230.7	$1,090.1
Total liabilities and stockholders’ equity	$5,497.1	$5,732.7

Univar Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
(in millions)	2018	2017	2018	2017
Operating activities:
Net income	$49.6	$38.9	$171.1	$92.8
Adjustments to reconcile net income to net cash provided (used) by operating activities:
Depreciation and amortization	45.0	49.3	134.5	152.5
Amortization of deferred financing fees and debt discount	1.9	2.0	5.8	5.9
Amortization of pension credit from accumulated other comprehensive loss	—	(0.1)	0.1	(0.2)
Loss on extinguishment of debt	—	—	—	0.8
Deferred income taxes	3.9	1.3	8.9	(4.0)
Stock-based compensation expense	4.0	4.5	17.7	16.0
Other	(1.9)	(0.9)	(0.8)	(0.2)
Changes in operating assets and liabilities:
Trade accounts receivable, net	113.9	123.3	(216.3)	(198.3)
Inventories	39.7	39.4	(11.9)	1.5
Prepaid expenses and other current assets	11.8	(2.2)	(13.3)	(15.4)
Trade accounts payable	(213.8)	(194.3)	(7.3)	58.1
Pensions and other postretirement benefit liabilities	(9.3)	(15.4)	(32.6)	(34.6)
Other, net	1.6	2.5	(58.5)	(39.1)
Net cash provided (used) by operating activities	$46.4	$48.3	$(2.6)	$35.8
Investing activities:
Purchases of property, plant and equipment	$(14.8)	$(19.4)	$(59.9)	$(58.0)
Purchases of businesses, net of cash acquired	0.4	(23.9)	(20.0)	(24.4)
Proceeds from sale of property, plant, and equipment	6.2	3.2	8.7	3.2
Other	(0.1)	(2.2)	(0.1)	(1.2)
Net cash used by investing activities	$(8.3)	$(42.3)	$(71.3)	$(80.4)
Financing activities:
Proceeds from issuance of long-term debt	$(78.2)	$(20.0)	$267.7	$2,234.0
Payments on long-term debt and capital lease obligations	(4.6)	(29.6)	(558.1)	(2,267.6)
Short-term financing, net	1.1	(7.0)	(2.3)	(18.9)
Financing fees paid	—	—	—	(4.4)
Taxes paid related to net share settlements of stock-based compensation awards	(0.5)	(0.5)	(3.7)	(8.0)
Stock option exercises	4.6	4.0	5.7	32.1
Contingent consideration payments	—	—	—	(3.2)
Other	—	—	0.6	0.5
Net cash used by financing activities	$(77.6)	$(53.1)	$(290.1)	$(35.5)
Effect of exchange rate changes on cash and cash equivalents	$(3.2)	$19.2	$(17.1)	$37.6
Net decrease in cash and cash equivalents	(42.7)	(27.9)	(381.1)	(42.5)
Cash and cash equivalents at beginning of period	128.6	321.8	467.0	336.4
Cash and cash equivalents at end of period	$85.9	$293.9	$85.9	$293.9

Schedule A
Univar Inc.
Reconciliation of Adjusted EBITDA to Reported Net Income
(Unaudited)

(in millions)	USA	Canada	EMEA	Rest of World	Other/ Eliminations	Consolidated
	Three Months Ended September 30, 2018
Net sales:
External customers	$1,285.3	$273.5	$472.4	$99.5	$—	$2,130.7
Inter-segment	28.6	3.0	0.9	0.1	(32.6)	—
Total net sales	$1,313.9	$276.5	$473.3	$99.6	$(32.6)	$2,130.7
Cost of goods sold (exclusive of depreciation)	1,023.5	227.8	365.4	77.9	(32.6)	1,662.0
Outbound freight and handling	56.1	10.1	14.6	1.9	—	82.7
Warehousing, selling and administrative	134.9	19.4	57.7	10.7	6.3	229.0
Adjusted EBITDA	$99.4	$19.2	$35.6	$9.1	$(6.3)	$157.0
Other operating expenses, net						12.4
Depreciation						31.5
Amortization						13.5
Interest expense, net						32.2
Other income, net						(2.5)
Income tax expense						20.3
Net income						$49.6
Total assets	$3,263.9	$1,640.4	$994.2	$209.6	$(611.0)	$5,497.1

(in millions)	USA	Canada	EMEA	Rest of World	Other/ Eliminations	Consolidated
	Three Months Ended September 30, 2018
Gross profit:
Net sales	$1,313.9	$276.5	$473.3	$99.6	$(32.6)	$2,130.7
Cost of goods sold (exclusive of depreciation)	1,023.5	227.8	365.4	77.9	(32.6)	1,662.0
Gross profit	$290.4	$48.7	$107.9	$21.7	$—	$468.7

(in millions)	USA	Canada	EMEA	Rest of World	Other/ Eliminations	Consolidated
	Three Months Ended September 30, 2017
Net sales:
External customers	$1,185.0	$299.9	$456.9	$106.9	$—	$2,048.7
Inter-segment	25.9	2.5	1.1	—	(29.5)	—
Total net sales	$1,210.9	$302.4	$458.0	$106.9	$(29.5)	$2,048.7
Cost of goods sold (exclusive of depreciation)	937.5	246.2	355.1	84.6	(29.5)	1,593.9
Outbound freight and handling	50.3	9.1	13.8	1.6	—	74.8
Warehousing, selling and administrative	132.7	21.9	58.2	11.4	6.5	230.7
Adjusted EBITDA	$90.4	$25.2	$30.9	$9.3	$(6.5)	$149.3
Other operating expenses, net						11.8
Depreciation						32.5
Amortization						16.8
Interest expense, net						38.4
Other expense, net						4.4
Income tax expense						6.5
Net income						$38.9
Total assets	$3,634.0	$2,006.9	$905.2	$251.7	$(1,107.7)	$5,690.1

(in millions)	USA	Canada	EMEA	Rest of World	Other/ Eliminations	Consolidated
	Three Months Ended September 30, 2017
Gross profit:
Net sales	$1,210.9	$302.4	$458.0	$106.9	$(29.5)	$2,048.7
Cost of goods sold (exclusive of depreciation)	937.5	246.2	355.1	84.6	(29.5)	1,593.9
Gross profit	$273.4	$56.2	$102.9	$22.3	$—	$454.8

Schedule B
Univar Inc.
Other operating expenses, net
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
(in millions)	2018	2017	2018	2017
Stock-based compensation expense	$4.0	$4.5	$17.7	$16.0
Restructuring charges	2.9	0.9	3.4	4.4
Other employee termination costs	2.7	2.8	9.5	5.9
Business transformation costs	—	3.0	—	23.6
Acquisition and integration related expenses	5.5	1.3	6.9	2.0
Other	(2.7)	(0.7)	(0.5)	3.9
Total other operating expenses, net	$12.4	$11.8	$37.0	$55.8

Schedule C
Univar Inc.
Other income (expense), net
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
(in millions)	2018	2017	2018	2017
Foreign currency transactions	$(3.7)	$(0.4)	$(8.0)	$(4.3)
Foreign currency denominated loans revaluation	0.8	(6.8)	(0.6)	(15.2)
Undesignated foreign currency derivative instruments	2.7	(0.6)	3.6	1.6
Undesignated interest rate swap contracts	—	1.8	—	(3.0)
Debt amendment costs	—	—	—	(4.2)
Non-operating retirement benefits	3.3	2.7	10.2	7.5
Other	(0.6)	(1.1)	(2.2)	(2.8)
Total other income (expense), net	$2.5	$(4.4)	$3.0	$(20.4)

Schedule D
Univar Inc.
GAAP Net Income to Adjusted Net Income and Adjusted EBITDA Tabular reconciliations
(Unaudited)

	Three months ended September 30,				Nine months ended September 30,
	2018		2017		2018		2017
(in millions, except per share data)	Amount (2)	per share (1)	Amount (2)	per share (1)	Amount (2)	per share (1)	Amount (2)	per share (1)
Net income (3)	$49.6	$0.35	$38.9	$0.28	$171.1	$1.20	$92.8	$0.66
Exchange loss (2)(4)	2.9	0.02	7.2	0.05	8.6	0.06	19.5	0.14
Derivative (gain) loss (2)(4)	(2.7)	(0.02)	(1.2)	(0.01)	(3.6)	(0.03)	1.4	0.01
Transformation costs (2)(4)	—	—	3.0	0.02	—	—	23.6	0.17
Restructuring charges (2)(4)	2.9	0.02	0.9	0.01	3.4	0.02	4.4	0.03
Other employee termination costs (2)(4)	2.7	0.02	2.8	0.02	9.5	0.07	5.9	0.04
Debt amendment costs (2)(4)	—	—	—	—	—	—	4.2	0.03
Loss on extinguishment of debt	—	—	—	—	—	—	0.8	0.01
Acquisition and integration related costs (2)(4)	5.5	0.04	1.3	0.01	6.9	0.05	2.0	0.01
Other (2)(4)	(2.1)	(0.01)	0.4	—	1.7	0.02	6.7	0.05
Benefit from income taxes related to reconciling items(5)	(2.6)	(0.02)	(2.2)	(0.02)	(7.5)	(0.05)	(12.3)	(0.10)
Other non-recurring tax items (2)(5)	0.6	—	—	—	(7.4)	(0.05)	—	—
Adjusted net income	$56.8	$0.40	$51.1	$0.36	$182.7	$1.29	$149.0	$1.05
Stock-based compensation expense	4.0		4.5		17.7		16.0
Non-operating retirement benefits (6)	(3.3)		(2.7)		(10.2)		(7.5)
Interest expense, net	32.2		38.4		99.1		110.0
Depreciation	31.5		32.5		93.8		102.5
Amortization	13.5		16.8		40.7		50.0
All remaining provision for income taxes (5)	22.3		8.7		72.6		27.7
Adjusted EBITDA	$157.0		$149.3		$496.4		$447.7

Weighted average common shares outstanding:
Basic	141.2		140.4		141.1		140.0
Diluted (7)	142.3		141.4		142.1		141.3

(1)	Calculation based on dilutive share count.

(2)	The quarter-to-date period is calculated so the sum of quarterly amounts equals the year-to-date period. Immaterial differences may exist due to rounding.

(3)	As a result of changes in the number of shares outstanding during the year and rounding, the sum of the quarters' earnings per share may not equal the earnings per share for any year-to-date period.

(4)	Reconciling items represent items disclosed in Schedule B and Schedule C included in this document, excluding stock-based compensation and non-operating retirement benefits.

(5)
Total benefit from income taxes reconciles to the amount reported in the Condensed Consolidated Statement of Operations for each respective period. Tax on reconciling items is calculated using the effective tax rate adjusted for significant non-recurring tax items.

(6)
Includes the non-operating retirement benefit items currently disclosed in Schedule C. These items were previously reported in warehouse, selling and administrative (operating expenses) that have moved to other income (expense), net as part of the adoption of the FASB retirement benefits accounting pronouncement.

(7)
Diluted earnings per share is calculated using net income (loss) or adjusted net income (loss) available to common shareholders divided by diluted weighted average shares outstanding during each period, which includes unvested restricted shares. Diluted earnings per share considers the impact of potential dilutive securities except in periods in which there is a loss because the inclusion of the potential common shares would have an anti-dilutive effect.